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                                                                   EXHIBIT 99.10




                     CONSENT OF J.P. MORGAN SECURITIES INC.


         We hereby consent to (i) the use of our opinion letter dated May 9, 2001, to the Board of Directors of FelCor Lodging Trust Incorporated (the "Company") included in Appendix C to the Prospectus relating to the issuance of units of limited partner interest in FelCor Lodging Limited Partnership, and
(ii) the references to such opinion in such Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 By: J.P. MORGAN SECURITIES INC.


                                                 /s/ ROB SIVITILLI
                                                 -------------------------------
                                                 Rob Sivitilli
                                                 Vice President


New York, New York
August 16, 2001